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EXHIBIT INDEX

Company Press Release February 1, 2001 titled Stewart & Stevenson Partners with Mercury MerCruiser on Regional Power Centers.


                                   CLIENT:   STEWART & STEVENSON SERVICES, INC.

                                 Contact :   David Wollard
                                             Stewart & Stevenson
                                             954-392-6332
                                             d.wollard@ssss.com

                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600

 STEWART & STEVENSON PARTNERS WITH MERCURY MERCRUISER ON REGIONAL POWER CENTERS

     HOUSTON, TX - FEBRUARY 1, 2001- STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that it has signed agreements with Mercury(R) MerCruiser(R) to create regional power centers. Under the agreements, MerCruiser Diesel Power Centers (DPCs) will serve customers in 26 states within the Pacific Northwest, Southeast and South Central United States and MerCruiser Engine Power Centers (EPCs), which deal with gasoline products, will service 19 states within the South Central United States and the Pacific Northwest.

     The Stewart & Stevenson MerCruiser DPCs will primarily serve the diesel repower market as well as boat builders, focusing on sales, service, inventory of parts and accessories and application engineering of diesel engines. Additionally, the line of engine products will be expanded to provide a complete line of inboard and stern drive engines with 100 - 500 horsepower. The DPCs will also provide after-market support for diesel products sold by MerCruiser directly to key original equipment manufacturers (OEMs) and large customers.

     The Stewart & Stevenson MerCruiser EPCs will service the gas repower markets selling engines and drives to retail marine dealers, marinas and boat dealers. The centers will also service the OEM markets targeting select boat builders.

     "This partnership with MerCruiser demonstrates our commitment to remain a leader in the marine pleasure craft industry and allows us to significantly expand our markets" said David Wollard, Stewart & Stevenson's Southeast Regional Manager and Mercury Products Manager. "By adding more regional full-service dealer locations we will be able to greatly increase our customer service to the markets we serve."

     Stewart & Stevenson will offer a number of benefits to OEMs, dealers and, ultimately, the consumer. The DPC will have staff trained on all MerCruiser Diesel products and will be able to offer applications-engineering support for OEMs. It will offer value-added component supplies for MerCruiser Diesel inboards and stern drives, provide excellence in service including mobile service capabilities, and deliver diesel marketing expertise and support.


     Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com.

     Mercury MerCruiser manufactures stern drive and inboard engines from its 650,000-square-foot facility in Stillwater, Oklahoma. Its 1000-plus employees design, market, test, produce, sell, and service a broad range of products that are some of the most respected and reliable in the marine power industry. For more information on MerCruiser and its product lines, visit their Website at www.mercurymarine.com.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; and the risk of cancellation or adjustment of specific orders and termination of significant government programs. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.